UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code): (617) 714-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2020, Moderna, Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the first quarter ended March 31, 2020. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On May 5, 2020 (the “Effective Date”), the Company entered into an Executive Retention and Separation Agreement (the “Agreement”) with Lorence Kim, M.D., the Company’s Chief Financial Officer (“CFO”), which sets forth the terms of Dr. Kim’s continued services as the Company’s CFO through, and Dr. Kim’s separation from employment on, August 31, 2020.

Until the date of termination of employment, Dr. Kim’s annual base salary will continue to be no less than $582,000, except for across the board salary reductions impacting all executives proportionately. As of the Effective Date, Dr. Kim will no longer participate in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”) and instead will be entitled to the benefits and payments set forth in the Agreement.

Provided that (i) Dr. Kim does not voluntarily terminate his employment with the Company for a reason other than material breach by the Company of the Agreement, and (ii) Dr. Kim has not been terminated by the Company for Cause (as defined in the Severance Plan), and subject to Dr. Kim’s agreement to a general release and certain other standard terms and conditions, the Company will pay Dr. Kim a cash lump sum in an amount equal to six months of Dr. Kim’s annual base salary as in effect on the Separation Date (the “Severance Payment”) and a one-time cash lump sum in an amount equal to 50% of his annual target bonus (the “Retention Bonus”). The Severance Payment and Retention Bonus will be paid in a single lump sum in accordance with the Company’s normal payroll practices, subject to tax withholding under applicable law.

Any options to purchase the Company’s common stock or other equity granted to Dr. Kim under the Company’s equity plans as of the Effective Date will continue to be governed by the terms and conditions of such plans and the applicable award agreements.

The above summary is not complete and is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Retention and Separation Agreement, dated May 5, 2020, by and between Moderna, Inc. and Lorence Kim, M.D.

99.1	Press Release issued by Moderna, Inc. on May 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	MODERNA, INC.

	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Secretary